Exhibit 99.1

Contact: Henri Steenkamp

Saratoga Investment Corp.

212-906-7800

Roland Tomforde

Broadgate Consultants

212-232-2222

Saratoga Investment Corp. Announces Fiscal Year End and

Fourth Quarter 2019 Financial Results

__________________________________________

NEW YORK, May 8, 2019 – Saratoga Investment Corp. (NYSE:SAR) (“Saratoga Investment” or “the Company”), a business development company, today announced financial results for its 2019 fiscal year end and fourth quarter.

Summary Financial Information

The Company’s summarized financial information is as follows:

	For the year ended and as of February 28, 2019	For the year ended and as of February 28, 2018	For the year ended and as of February 28, 2017
	($ thousands except per share)
AUM	402,020	342,694	292,661
NAV	180,875	143,691	127,295
NAV per share	23.62	22.96	21.97
Investment Income	47,708	38,615	33,157
Net Investment Income per share	2.60	2.11	1.68
Adjusted Net Investment Income per share	2.63	2.27	2.01
Earnings per share	2.63	2.93	1.98
Dividends per share (declared)	2.10	1.94	1.78
Return on Equity – last twelve months	10.6%	13.2%	9.0%
Originations	187,708	107,698	126,935
Repayments	135,265	66,320	121,159

	For the quarter ended February 28, 2019	For the quarter ended November 30, 2018	For the quarter ended February 28, 2018
	($ thousands except per share)
AUM	402,020	443,812	342,694
NAV	180,875	173,269	143,691
NAV per share	23.62	23.13	22.96
Investment Income	12,984	12,833	10,128
Net Investment Income per share	0.54	0.69	0.53
Adjusted Net Investment Income per share	0.66	0.65	0.60
Earnings per share	1.04	0.49	0.89
Dividends per share (declared)	0.54	0.53	0.50
Return on Equity – last twelve months	10.6%	10.1%	13.2%
– annualized quarter	17.7%	8.5%	15.7%
Originations	29,340	73,732	20,820
Repayments	77,042	23,365	20,742

“Fiscal year 2019 continued the strong performance trend for Saratoga Investment Corp. with significant strengthening of our organizational and capital foundation,” said Christian L. Oberbeck, Chairman and Chief Executive Officer of Saratoga Investment. “We continued to make steady progress growing our high quality asset base while maintaining our industry leadership in key performance metrics and credit quality. We also took important steps to expand our capitalization and liquidity through equity and long-term debt issuances, raising over $90 million in the public capital markets. We increased our quarterly dividend for the 18th consecutive quarter to $0.54 per share, reflecting a 2% year-over-year increase while still overearning the dividend. Year-over-year, NAV grew by 26% and NAV per share by 3%. Our LTM ROE for the year was 10.6% is in the top tier of the BDC industry.”

Michael J. Grisius, President and Chief Investment Officer, added, “In this fiscal year, our organization originated $167.7 million of new investments, excluding the CLO warehouse – a record amount for us. We continue to see steady year-over-year asset base expansion, with an increase in our investments at fair value of 17% compared to last year, despite some significant repayments in Q4 of $57.0 million, excluding the CLO warehouse. Furthermore, market headwinds have not impaired our exceptional underwriting standards and consistent ability to deploy capital in high quality credits. This continued post quarter-end as we closed investments in three new platforms. 99% of our investments continue to hold our highest quality rating. Our belief remains that successful investing rests on sound judgment and steady, continuous discipline, taken one decision at a time. It is our conviction that our commitment to a long-term strategy and focus on quality will continue to reap positive rewards.”

As of February 28, 2019, Saratoga Investment increased its assets under management (“AUM”) to $402.0 million, an increase of 17.3% from $342.7 million as of February 28, 2018, and a decrease of 9.4% from $443.8 million as of November 30, 2018. The annual increase reflects originations of $187.7 million new investments during the year ended February 28, 2019, offset by repayments and amortizations of $135.7 million. These investments and repayments for the year are inclusive of the $29.3 million in originations and $77.0 million in repayments during the quarter ended February 28, 2019. Since Saratoga management has taken over the management of the BDC, $357.8 million of repayments and sales of investments originated by Saratoga have generated a gross unlevered IRR of 13.8%. Saratoga Investment’s portfolio has remained strong, with a continued high level of investment quality in loan investments, with 98.6% of its loans at its highest internal rating for this quarter.

As a result, both the year and quarter ended February 28, 2019 benefitted from higher investment income as compared to the prior-year period – investment income increased to $47.7 million for the year ended February 28, 2019, up 23.5% from $38.6 million for the year ended February 28, 2018, and up to $13.0 million from $10.1 million for the same quarterly periods, a 28.2% increase. This increased investment income was generated from an investment base that has grown by 17.3% since last year, partially offset by the weighted average current yield decreasing from 11.1% to 10.7%. In addition, this quarter’s investment income was also up 1.2% from $12.8 million for the quarter ended November 30, 2018.

As compared to the year ended February 28, 2018, the investment income increase was offset by (i) increased debt and financing expenses, as the growth in AUM this year was partially financed from increased SBA debentures and the $60.0 million baby bond issuance, (ii) increased base and incentive management fees generated from the management of this larger pool of investments, and (iii) increased total expenses, excluding interest and debt financing expenses, base management fees and incentive fees and income tax benefit, reflecting primarily higher administrator expenses, higher directors fees and expenses and higher professional and general and administrative expenses, partially due to increased Sarbanes-Oxley (“SOX”) activities now that the Company has qualified as an accelerated filer. The increased expenses were offset by the recognition of a $1.0 million income tax benefit generated from net operating losses in Saratoga Investment’s blocker subsidiaries.

Net investment income on a weighted average per share basis was $2.60 and $0.54 for the year and quarter ended February 28, 2019, respectively. Adjusted for the incentive fee accrual related to net unrealized capital gains, the net investment income on a weighted average per share basis was $2.63 and $0.66, respectively. This compares to adjusted net investment income per share of $2.27 and $0.60 for the year and quarter ended February 28, 2018, reflecting an increase of $0.36 and $0.06 per share, respectively. This also compares to adjusted net investment income of $0.65 per share for the quarter ended November 30, 2018, an increase of $0.01 per share.

Net investment income yield as a percentage of average net asset value (“Net Investment Income Yield”) was 10.5% and 9.2% for the year and quarter ended February 28, 2019, respectively. Adjusted for the incentive fee accrual related to net unrealized capital gains, the Net Investment Income Yield was 10.6% and 11.2%, respectively. In comparison, adjusted Net Investment Income Yield was 10.2% for the year ended February 28, 2018, and 11.2% and 10.7% for the quarters ended November 30, 2018, and February 28, 2018, respectively.

Net Asset Value (“NAV”) was $180.9 million as of February 28, 2019, an increase of $37.2 million from $143.7 million as of February 28, 2018, and an increase of $7.6 million from $173.3 million as of November 30, 2018.

●	For the year ended February 28, 2019, $18.3 million of net investment income and $2.0 million of net realized and unrealized gains were earned, offset by $1.8 million of deferred tax expense on net unrealized gains in Saratoga Investment’s blocker subsidiaries, and $14.2 million of dividends declared. In addition, $30.8 million of common stock was issued, net of offering costs and $2.2 million of stock dividend distributions were made through the Company’s dividend reinvestment plan (“DRIP”). 146,549 shares were sold through the Company’s At-the-Market (“ATM”) equity offering during the year.

NAV per share was $23.62 as of February 28, 2019, compared to $22.96 as of February 28, 2018, and $23.13 as of November 30, 2018.

●	During the past twelve months, NAV per share increased by $0.66 per share, primarily reflecting (i) the $4.3 million, or $0.57 per share increase in net assets resulting from operations (net of the $2.06 per share dividend paid during fiscal 2019) and (ii) the $0.09 accretive impact of the year’s 1,400,127 share issuances, including the equity offering, the ATM and the DRIP. The Company made no purchases of common stock in the open market during the year.

Return on equity for the year ended February 28, 2019, was 10.6%, compared to 13.2% for the comparable period last year.

Earnings per share for the year and quarter ended February 28, 2019, was $2.63 per share and $1.04 per share, respectively, compared to earnings per share of $2.93 per share and $0.89 per share for the year and quarter ended February 28, 2018, respectively, and $0.49 per share for the quarter ended November 30, 2018.

Investment portfolio activity for the year ended February 28, 2019:

●	Cost of investments made during the period: $187.7 million

●	Principal repayments and amortizations during the period: $135.7 million

Investment portfolio activity for the quarter ended February 28, 2019:

●	Cost of investments made during the period: $29.3 million

●	Principal repayments and amortizations during the period: $77.0 million

Additional Financial Information

For the fiscal year ended February 28, 2019, Saratoga Investment reported net investment income of $18.3 million, or $2.60 on a weighted average per share basis, and a net gain on investments of $0.2 million, or $0.03 on a weighted average per share basis, resulting in a net increase in net assets from operations of $18.5 million, or $2.63 on a weighted average per share basis. The $0.2 million net gain on investments was comprised of $4.9 million in net realized gain on investments offset by $2.9 million in net unrealized depreciation on investments and $1.8 million of net deferred tax expense on unrealized appreciation on investments in Saratoga Investment’s blocker subsidiaries. The net realized gain primarily relates to the $4.7 million gain on the Company’s Health Media Network investment realized in the fourth quarter. The $2.9 million unrealized depreciation primarily reflects (i) a reversal of the previously recognized appreciation following the realization of the Company’s Health Media Network investment, (ii) $1.4 million unrealized depreciation on the Company’s My Alarm Center investment, (iii) $1.6 million unrealized depreciation on the Company’s legacy Elyria investment and (iv) $1.8 million unrealized depreciation on the Company’s Roscoe Medical investment. These unrealized depreciations were partially offset by (i) $1.8 million unrealized appreciation on the Company’s Easy Ice investment, most notably the participating preferred equity, (ii) $2.1 million unrealized appreciation on the Company’s Netreo Holdings investment, and (iii) approximately $1.0 million of unrealized appreciation on each of the Company’s Grey Heller, Censis and Vector investments. This compared to the fiscal year ended February 28, 2018, with net investment income of $12.7 million, or $2.11 on a weighted average per share basis, and a net gain on investments of $4.9 million, or $0.82 on a weighted average per share basis, resulting in a net increase in net assets from operations of $17.7 million, or $2.93 on a weighted average per share basis. The $4.9 million net gain on investments consisted of $5.9 million in net realized loss on investments offset by $10.8 million unrealized appreciation.

Adjusted for the incentive fee accrual related to net unrealized capital gains, the net investment income was $18.6 million and $13.7 million for the years ended February 28, 2019, and February 28, 2018, respectively – this is an increase of $4.9 million year-over-year, or 35.9%.

For the quarter ended February 28, 2019, Saratoga Investment reported net investment income of $4.1 million, or $0.54 on a weighted average per share basis, and a net gain on investments of $3.8 million, or $0.50 on a weighted average per share basis, resulting in a net increase in net assets from operations of $7.9 million, or $1.04 on a weighted average per share basis. The $3.8 million net gain on investments was comprised of $4.7 million in net realized gain on investments offset by $0.4 million in net unrealized depreciation on investments and $0.6 million of net deferred tax expense on unrealized appreciation on investments in Saratoga Investment’s blocker subsidiaries. The net realized gain relates to the $4.7 million gain on the Company’s Health Media Network investment discussed above. The $0.4 million unrealized depreciation primarily reflects (i) a reversal of the previously recognized appreciation following the realization of the Company’s Health Media Network investment, and (ii) $1.1 million unrealized depreciation on the Company’s Roscoe Medical investment. These unrealized depreciations were partially offset by (i) $1.4 million unrealized appreciation on the Company’s Netreo Holdings investment, (ii) $0.6 million unrealized appreciation on the Company’s Ohio Medical investment, (iii) $0.6 million unrealized appreciation on Saratoga Investment’s CLO equity investment, reflecting fourth quarter performance exceeding projections, and (iv) numerous smaller unrealized appreciations across the portfolio on various investments. This compared to the quarter ended February 28, 2018, with net investment income of $3.3 million, or $0.53 on a weighted average per share basis, and a net gain on investments of $2.2 million, or $0.36 on a weighted average per share basis, resulting in a net increase in net assets from operations of $5.5 million, or $0.89 on a weighted average per share basis. The $2.2 million net gain on investments consisted of $2.4 million unrealized appreciation offset by $0.2 million in net realized loss on investments.

Adjusted for the incentive fee accrual related to net unrealized capital gains, the net investment income was $4.9 million and $3.8 million for the quarters ended February 28, 2019, and February 28, 2018, respectively – this is an increase of $1.2 million year-over-year, or 31.1%.

Total expenses, excluding interest and debt financing expenses, base management fees and incentive management fees, decreased from $4.8 million for the year ended February 28, 2018 to $4.5 million for the year ended February 28, 2019, and decreased from 1.2% to 1.1% of average total assets. For the quarters ended February 28, 2019, and February 28, 2018, these total expenses decreased from $1.2 million to $1.0 million.

Portfolio and Investment Activity

As of February 28, 2019, the fair value of Saratoga Investment’s portfolio was $402.0 million (excluding $62.1 million in cash and cash equivalents), principally invested in 31 portfolio companies and one collateralized loan obligation fund (“CLO”). The overall portfolio composition consisted of 50.5% of first lien term loans, 31.3% of second lien term loans, 8.8% of CLO subordinated notes, 0.5% of unsecured term loans, and 8.9% of equity interests.

For the fiscal year ended February 28, 2019, Saratoga Investment invested $187.7 million in new or existing portfolio companies and had $135.7 million in aggregate amount of exits and repayments, resulting in net investments of $52.0 million for the year. For the quarter ended February 28, 2019, Saratoga Investment invested $29.3 million in new or existing portfolio companies, and had $77.0 million in aggregate amount of exits and repayments, resulting in $47.7 million of net exits and repayments for the quarter.

As of February 28, 2019, the weighted average current yield on Saratoga Investment’s portfolio for the twelve months ended was 10.7%, which was comprised of a weighted average current yield of 10.9% on first lien term loans, 11.7% on second lien term loans, 14.6% on CLO subordinated notes, and 3.1% on equity interests.

As of February 28, 2019, 83.7% of Saratoga Investment’s portfolio is in floating rate debt, with many of these investments having floors. For all of these investments, the relevant 1-month or 3-month LIBOR rate is currently above the floors. Saratoga Investment has analyzed the potential impact of changes in interest rates on interest income from investments, and assuming that the investments as of February 28, 2019, were to remain constant for a full fiscal year and no actions were taken to alter the existing interest rate terms, a hypothetical change of 1.0% in interest rates would cause a corresponding increase of approximately $2.8 million to interest income.

Liquidity and Capital Resources

As of February 28, 2019, Saratoga Investment had $0.0 million in outstanding borrowings under its $45 million senior secured revolving credit facility with Madison Capital Funding LLC. At the same time, Saratoga Investment had $150.0 million outstanding of SBA debentures, $134.5 million of Baby Bonds (fair value of $136.3 million) and an aggregate of $62.1 million in cash and cash equivalents.

With the $45.0 million credit facility and the $62.1 million of cash and cash equivalents, Saratoga Investment has a total of $107.1 million of undrawn borrowing capacity and cash and cash equivalents available as of February 28, 2019. The net proceeds from the DRIP and ATM equity program totaled $32.9 million and $3.7 million of equity issuances for the year and quarter ended February 28, 2019, respectively. Saratoga Investment also has the ability to issue additional Baby Bonds through the existing shelf registration statement.

On March 16, 2017, we entered into an equity distribution agreement with Ladenburg Thalmann & Co. Inc., through which Saratoga may offer for sale, from time to time, up to $30.0 million of its common stock through an ATM offering. As of February 28, 2019, the Company sold 494,672 shares for gross proceeds of $11.2 million at an average price of $22.72 for aggregate net proceeds of $11.1 million (net of transaction costs).

On July 13, 2018, Saratoga Investment issued 1,150,000 shares of its common stock priced at $25.00 per share (par value $0.001 per share) at an aggregate total of $28.75 million. The net proceeds, after deducting underwriting commissions of $1.15 million and offering costs of approximately $0.2 million, amounted to approximately $27.4 million. The Company also granted the underwriters a 30-day option to purchase up to an additional 172,500 shares of its common stock, which was not exercised.

On August 28, 2018, Saratoga Investment issued $40.0 million in aggregate principal amount of 6.25% fixed-rate notes due 2025 (the “2025 Notes”) for net proceeds of $38.7 million after deducting underwriting commissions of approximately $1.25 million and offering costs of approximately $0.3 million. The issuance included the full exercise of the underwriters’ option to purchase an additional $5.0 million aggregate principal amount of 2025 Notes within 30 days. Interest on the 2025 Notes is paid quarterly in arrears on February 28, May 31, August 31 and November 30, at a rate of 6.25% per year, beginning November 30, 2018. The 2025 Notes mature on August 31, 2025, and commencing August 28, 2021, may be redeemed in whole or in part, at any time or from time to time, at its option. The 2025 Notes are listed on the NYSE under the trading symbol “SAF” with a par value of $25.00 per share.

On February 5, 2019, Saratoga Investment completed a re-opening and up-sizing of its existing 2025 Notes by issuing an additional $20.0 million in aggregate principal amount for net proceeds of $19.2 million after deducting underwriting commissions of approximately $0.6 million and discount of $0.2 million. Offering costs incurred were approximately $0.2 million. The issuance included the full exercise of the underwriters’ option to purchase an additional $2.5 million aggregate principal amount of 2025 Notes within 30 days. Interest rate, interest payment dates and maturity remain unchanged from the existing 2025 Notes issued in August 2018.

On September 27, 2018, the SBA issued a “green light” letter inviting Saratoga Investment to file a formal license application for a second SBIC license. If approved, the additional SBIC license would provide the Company with an incremental source of long-term capital by permitting us to issue, subject to SBA approval, up to $175.0 million of additional SBA-guaranteed debentures in addition to the $150.0 million already approved under the Company’s first license. Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license and the Company has received no assurance or indication from the SBA that it will receive an additional SBIC license, or of the timeframe in which it would receive an additional license, should one ultimately be granted.

Dividend

During fiscal year 2019, Saratoga Investment declared and paid quarterly cash dividends of $2.06 per share, including $0.50 per share for the quarter ended February 28, 2018, $0.51 per share for the quarter ended May 31, 2018, $0.52 per share for the quarter ended August 31, 2018 and $0.53 per share for the quarter ended November 30, 2018.

On February 26, 2019, our board of directors declared a dividend of $0.54 per share for the quarter ended February 28, 2019, which was paid on March 28, 2019. Shareholders have the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant the Company’s DRIP.

Share Repurchase Plan

In fiscal year 2015, the Company announced the approval of an open market share repurchase plan that allows it to repurchase up to 200,000 shares of its common stock at prices below its NAV as reported in its then most recently published financial statements. During fiscal year 2018, the share repurchase plan was increased to 600,000 shares of common stock, and during fiscal year 2019, this share repurchase plan was extended for another year, through January 2020, at the same level of approval. As of February 28, 2019, the Company purchased 218,491 shares of common stock, at the average price of $16.87 for approximately $3.7 million pursuant to this repurchase plan.

We made no purchases of common stock in the open market during the year ended February 28, 2019.

2019 Fiscal Year End and Fourth Quarter Conference Call/Webcast Information

When:	Thursday, May 9, 2018, 10:00 a.m. Eastern Daylight Time (EDT)

Call:	Interested parties may participate by dialing (877) 312-9208 (U.S. and Canada) or (678) 224-7872 (outside U.S. and Canada).

A replay of the call will be available from 1:00 p.m. EDT on Thursday, May 9, 2019, through 1:00 p.m. ET on Thursday, May 16, 2019, by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (outside U.S. and Canada), passcode for both replay numbers: 3985768.

Webcast:	Interested parties may access a simultaneous webcast of the call and find the FY and Q4 2019 presentation by going to the “Events & Presentations” section of Saratoga Investment Corp.’s investor relations website, http://ir.saratogainvestmentcorp.com/events-presentations

About Saratoga Investment Corp.

Saratoga Investment is a specialty finance company that provides customized financing solutions to U.S. middle-market businesses. The Company invests primarily in senior and unitranche leveraged loans and mezzanine debt, and, to a lesser extent, equity to provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors.  Saratoga Investment’s objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from its debt and equity investments.  Saratoga Investment has elected to be regulated as a business development company under the Investment Company Act of 1940 and is externally-managed by Saratoga Investment Advisors, LLC, an SEC-registered investment advisor focusing on credit-driven strategies.  Saratoga Investment owns an SBIC-licensed subsidiary and manages a $500 million collateralized loan obligation (“CLO”) fund.  It also owns 100% of the Class F-R-2, G-R-2 and subordinated notes of the CLO.  The Company’s diverse funding sources, combined with a permanent capital base, enable Saratoga Investment to provide a broad range of financing solutions.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements are subject to risks and uncertainties and other factors enumerated in this press release that could cause our actual results to differ materially from those expressed or implied in such statements. Additional information is contained in the filings Saratoga Investment Corp. makes with the SEC. Saratoga Investment Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financials

Saratoga Investment Corp.

Consolidated Statements of Assets and Liabilities

	February 28, 2019	February 28, 2018

ASSETS
Investments at fair value
Non-control/Non-affiliate investments (amortized cost of $307,136,188 and $281,534,277, respectively)	$306,511,427	$286,061,722
Affiliate investments (amortized cost of $18,514,716 and $18,358,611, respectively)	11,463,081	12,160,564
Control investments (amortized cost of $76,265,189 and $39,797,229, respectively)	84,045,212	44,471,767
Total investments at fair value (amortized cost of $401,916,093 and $339,690,117, respectively)	402,019,720	342,694,053
Cash and cash equivalents	30,799,068	3,927,579
Cash and cash equivalents, reserve accounts	31,295,326	9,849,912
Interest receivable (net of reserve of $647,210 and $1,768,021, respectively)	3,746,604	3,047,125
Due from affiliate	1,673,747	-
Management and incentive fee receivable	542,094	233,024
Other assets	595,543	584,668
Total assets	$470,672,102	$360,336,361

LIABILITIES
Revolving credit facility	$-	$-
Deferred debt financing costs, revolving credit facility	(605,189)	(697,497)
SBA debentures payable	150,000,000	137,660,000
Deferred debt financing costs, SBA debentures payable	(2,396,931)	(2,611,120)
2023 Notes payable	74,450,500	74,450,500
Deferred debt financing costs, 2023 notes payable	(1,919,620)	(2,316,370)
2025 Notes payable	60,000,000	-
Deferred debt financing costs, 2025 notes payable	(2,377,551)	-
Base management and incentive fees payable	6,684,785	5,776,944
Deferred tax liability	739,716	-
Accounts payable and accrued expenses	1,615,443	924,312
Interest and debt fees payable	3,224,671	3,004,354
Directors fees payable	62,000	43,500
Due to manager	319,091	410,371
Total liabilities	$289,796,915	$216,644,994

Commitments and contingencies (See Note 8)

NET ASSETS
Common stock, par value $.001, 100,000,000 common shares authorized, 7,657,156 and 6,257,029 common shares issued and outstanding, respectively	$7,657	$6,257
Capital in excess of par value	203,552,800	188,975,590
Total distributable earnings (loss)	(22,685,270)	(45,290,480)
Total net assets	180,875,187	143,691,367
Total liabilities and net assets	$470,672,102	$360,336,361

NET ASSET VALUE PER SHARE	$23.62	$22.96

Asset Coverage Ratio	234.5%	293.0%

Certain prior year numbers have been adjusted to conform with the SEC final rules on disclosure updates and simplification effective November 5, 2018.

Saratoga Investment Corp.

Consolidated Statements of Operations

	For the year ended
	February 28, 2019	February 28, 2018	February 28, 2017
INVESTMENT INCOME
Interest from investments
Interest income:
Non-control/Non-affiliate investments	$33,329,539	$26,648,380	$26,167,951
Affiliate investments	963,289	886,948	246,035
Control investments	4,785,044	4,768,534	2,281,397
Payment-in-kind interest income:
Non-control/Non-affiliate investments	780,112	984,305	652,847
Affiliate investments	150,284	80,460	-
Control investments	3,288,902	1,741,334	-
Total interest from investments	43,297,170	35,109,961	29,348,230
Interest from cash and cash equivalents	64,024	27,495	31,151
Management fee income	1,722,180	1,509,317	1,499,001
Incentive fee income	633,232	591,368	-
Other income	1,991,357	1,376,837	2,278,770
Total investment income	47,707,963	38,614,978	33,157,152

OPERATING EXPENSES
Interest and debt financing expenses	13,125,718	10,938,654	9,888,127
Base management fees	6,879,324	5,846,400	4,898,657
Incentive management fees	4,891,004	4,333,983	2,947,543
Professional fees	1,849,424	1,590,798	1,243,400
Administrator expenses	1,895,833	1,645,833	1,366,667
Insurance	253,141	259,571	275,787
Directors fees and expenses	290,500	197,500	235,422
General & administrative	1,224,462	1,058,009	1,121,594
Income tax benefit	(1,027,118)	-	-
Excise tax expense (credit)	-	(14,738)	44,770
Other expense	23,466	27,310	19,780
Total operating expenses	29,405,754	25,883,320	22,041,747
Loss on extinguishment of debt	-	-	1,454,595
NET INVESTMENT INCOME	18,302,209	12,731,658	9,660,810

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) from investments:
Non-control/Non-affiliate investments	4,874,305	(5,877,734)	12,368,115
Control investments	-	166	-
Net realized gain (loss) from investments	4,874,305	(5,877,568)	12,368,115
Net change in unrealized appreciation (depreciation) on investments:
Non-control/Non-affiliate investments	(5,152,206)	6,178,457	(11,687,337)
Affiliate investments	(853,588)	818,323	(3,141)
Control investments	3,105,485	3,828,275	1,049,034
Net change in unrealized appreciation (depreciation) on investments	(2,900,309)	10,825,055	(10,641,444)
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	(1,766,835)	-	-
Net realized and unrealized gain (loss) on investments	207,161	4,947,487	1,726,671
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$18,509,370	$17,679,145	$11,387,481

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$2.63	$2.93	$1.98

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	7,046,686	6,024,040	5,740,450

Saratoga Investment Corp.

Consolidated Statements of Operations

	For the three months ended
	February 28, 2019	February 28, 2018
INVESTMENT INCOME
Interest from investments
Interest income:
Non-control/Non-affiliate investments	$8,628,236	$7,168,988
Affiliate investments	242,551	223,833
Control investments	1,444,864	919,247
Payment-in-kind interest income:
Non-control/Non-affiliate investments	158,650	210,723
Affiliate investments	39,386	32,173
Control investments	1,017,543	736,570
Total interest from investments	11,531,230	9,291,534
Interest from cash and cash equivalents	22,619	7,144
Management fee income	592,259	381,233
Incentive fee income	139,386	114,281
Other income	698,664	333,942
Total investment income	12,984,158	10,128,134

OPERATING EXPENSES
Interest and debt financing expenses	3,922,981	2,693,304
Base management fees	1,851,983	1,488,170
Incentive management fees	2,087,220	1,393,633
Professional fees	430,952	410,885
Administrator expenses	500,000	437,500
Insurance	63,225	62,664
Directors fees and expenses	60,000	43,500
General & administrative	316,288	273,938
Income tax benefit	(342,598)	-
Excise tax expense (credit)	270	-
Other expense	2,445	3,893
Total operating expenses	8,892,766	6,807,487
NET INVESTMENT INCOME	4,091,392	3,320,647

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) from investments:
Non-control/Non-affiliate investments	4,729,298	(155,685)
Affiliate investments	-	-
Control investments	-	(63,554)
Net realized gain (loss) from investments	4,729,298	(219,239)
Net change in unrealized appreciation (depreciation) on investments:
Non-control/Non-affiliate investments	(2,724,083)	1,401,934
Affiliate investments	271,652	877,612
Control investments	2,094,551	151,255
Net change in unrealized appreciation (depreciation) on investments	(357,880)	2,430,801
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	(607,254)	-
Net realized and unrealized gain (loss) on investments	3,764,164	2,211,562

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$7,855,556	$5,532,209

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$1.04	$0.89

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	7,534,235	6,243,896

Saratoga Investment Corp.

Consolidated Schedule of Investments

February 28, 2019

Company	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets
Non-control/Non-affiliate investments - 169.5% (b)
Apex Holdings Software Technologies, LLC	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 9/21/2021	9/21/2016	$18,000,000	$17,922,851	$18,000,000	10.0%
Apex Holdings Software Technologies, LLC	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 9/21/2021	10/1/2018	$1,000,000	992,183	1,000,000	0.6%
Avionte Holdings, LLC (h)	Business Services	Class A Units	1/8/2014	100,000	100,000	635,781	0.4%
CLEO Communications Holding, LLC	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash/2.00% PIK, 3/31/2022	3/31/2017	$13,514,320	13,437,153	13,514,320	7.5%
CLEO Communications Holding, LLC	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.62% Cash/2.00% PIK, 3/31/2022	3/31/2017	$12,142,015	12,040,280	12,142,015	6.7%
Destiny Solutions Inc. (a)	Business Services	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/16/2023	5/16/2018	$8,500,000	8,426,441	8,489,800	4.7%
Destiny Solutions Inc. (a), (j)	Business Services	Delayed Draw Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/16/2023	5/16/2018	$-	-	-	0.0%
Destiny Solutions Inc. (a), (h), (i)	Business Services	Limited Partner Interests	5/16/2018	999,000	999,000	1,062,440	0.6%
Emily Street Enterprises, L.L.C.	Business Services	Senior Secured Note (3M USD LIBOR+8.50%), 11.12% Cash, 1/23/2020	12/28/2012	$3,300,000	3,299,122	3,314,520	1.8%
Emily Street Enterprises, L.L.C. (h)	Business Services	Warrant Membership Interests Expires 12/28/2022	12/28/2012	49,318	400,000	505,509	0.3%
Erwin, Inc. (d)	Business Services	Second Lien Term Loan (3M USD LIBOR+11.50%), 14.12% Cash/1.00% PIK, 8/28/2021	2/29/2016	$15,888,102	15,796,316	15,888,102	8.8%
FMG Suite Holdings, LLC (d)	Business Services	Second Lien Term Loan (1M USD LIBOR+8.00%), 10.49% Cash, 11/16/2023	5/16/2018	$23,000,000	22,844,123	23,000,000	12.7%
GDS Holdings US, LLC (d)	Business Services	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 8/23/2023	8/23/2018	$7,500,000	7,430,649	7,495,500	4.0%
GDS Holdings US, LLC (j)	Business Services	Delayed Draw Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 8/23/2023	8/23/2018	$-	-	-	0.0%
GDS Software Holdings, LLC (h)	Business Services	Common Stock Class A Units	8/23/2018	250,000	250,000	277,139	0.2%
Identity Automation Systems (h)	Business Services	Common Stock Class A Units	8/25/2014	232,616	232,616	629,555	0.3%
Identity Automation Systems (d)	Business Services	First Lien Term Loan (3M USD LIBOR+9.00%), 11.62% Cash, 3/31/2021	8/25/2014	$24,100,000	23,991,294	24,100,000	13.3%
Knowland Group, LLC	Business Services	Second Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 5/9/2024	11/9/2018	$15,000,000	15,000,000	15,000,000	8.3%
Microsystems Company	Business Services	Second Lien Term Loan (3M USD LIBOR+8.25%), 10.87% Cash, 7/1/2022	7/1/2016	$18,000,000	17,889,554	17,881,200	9.9%
National Waste Partners (d)	Business Services	Second Lien Term Loan 10.00% Cash, 2/13/2022	2/13/2017	$9,000,000	8,942,155	8,864,100	4.9%
Omatic Software, LLC	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 5/29/2023	5/29/2018	$5,500,000	5,451,758	5,537,400	3.1%
Omatic Software, LLC (j)	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 5/29/2023	5/29/2018	$-	-	-	0.0%
Passageways, Inc.	Business Services	First Lien Term Loan (3M USD LIBOR+7.75%), 10.37% Cash, 7/5/2023	7/5/2018	$5,000,000	4,955,204	5,063,500	2.8%
Passageways, Inc. (h)	Business Services	Series A Preferred Stock	7/5/2018	2,027,205	1,000,000	1,339,705	0.7%

Saratoga Investment Corp.

Consolidated Schedule of Investments

February 28, 2019

Company	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets
Vector Controls Holding Co., LLC (d)	Business Services	First Lien Term Loan 11.50% (9.75% Cash/1.75% PIK), 3/6/2022	3/6/2013	$9,311,956	9,310,703	9,371,929	5.2%
Vector Controls Holding Co., LLC (h)	Business Services	Warrants to Purchase Limited Liability Company Interests, Expires 11/30/2027	5/31/2015	343	-	2,210,149	1.2%
		Total Business Services			190,711,402	195,322,664	108.0%
Targus Holdings, Inc. (h)	Consumer Products	Common Stock	12/31/2009	210,456	1,713,605	505,094	0.3%
		Total Consumer Products			1,713,605	505,094	0.3%
My Alarm Center, LLC (k)	Consumer Services	Preferred Equity Class A Units 8.00% PIK	7/14/2017	2,227	2,357,879	1,112,543	0.6%
My Alarm Center, LLC (h)	Consumer Services	Preferred Equity Class B Units	7/14/2017	1,797	1,796,880	-	0.0%
My Alarm Center, LLC	Consumer Services	Preferred Equity Class Z Units 25.00% PIK	9/12/2018	676	655,987	2,053,514	1.1%
My Alarm Center, LLC (h)	Consumer Services	Common Stock	7/14/2017	96,224	-	-	0.0%
		Total Consumer Services			4,810,746	3,166,057	1.7%
C2 Educational Systems (d)	Education	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/31/2020	5/31/2017	$16,000,000	15,929,485	16,032,000	8.9%
Kev Software Inc. (a),	Education	First Lien Term Loan (1M USD LIBOR+8.63%), 11.12% Cash, 9/13/2023	9/13/2018	$21,446,929	21,273,211	21,438,351	11.9%
M/C Acquisition Corp., L.L.C. (h)	Education	Class A Common Stock	6/22/2009	544,761	30,241	-	0.0%
M/C Acquisition Corp., L.L.C. (k)	Education	First Lien Term Loan 1.00% Cash, 3/31/2020	8/10/2004	$2,315,090	1,189,177	6,260	0.0%
Texas Teachers of Tomorrow, LLC (h), (i)	Education	Common Stock	12/2/2015	750,000	750,000	792,165	0.4%
Texas Teachers of Tomorrow, LLC	Education	Second Lien Term Loan (3M USD LIBOR+9.75%), 12.37% Cash, 6/2/2021	12/2/2015	$10,000,000	9,952,251	9,807,000	5.4%
		Total Education			49,124,365	48,075,776	26.6%
TMAC Acquisition Co., LLC (k)	Food and Beverage	Unsecured Term Loan 8.00% PIK, 9/01/2023	3/1/2018	$2,216,427	2,216,427	2,100,286	1.2%
		Total Food and Beverage			2,216,427	2,100,286	1.2%
Axiom Parent Holdings, LLC (h)	Healthcare Services	Common Stock Class A Units	6/19/2018	400,000	400,000	402,990	0.2%
Axiom Purchaser, Inc. (d)	Healthcare Services	First Lien Term Loan (3M USD LIBOR+6.00%), 8.62% Cash, 6/19/2023	6/19/2018	$10,000,000	9,923,962	10,020,000	5.5%
Axiom Purchaser, Inc. (j)	Healthcare Services	Delayed Draw Term Loan (3M USD LIBOR+6.00%), 8.62% Cash, 6/19/2023	6/19/2018	$-	-	-	0.0%
Censis Technologies, Inc.	Healthcare Services	First Lien Term Loan B (1M USD LIBOR+8.30%), 10.79% Cash, 9/27/2023	7/25/2014	$19,950,000	19,877,861	19,991,895	11.1%
Censis Technologies, Inc. (h), (i)	Healthcare Services	Limited Partner Interests	7/25/2014	999	999,000	2,387,705	1.3%
ComForCare Health Care	Healthcare Services	First Lien Term Loan (3M USD LIBOR+7.50%), 10.12% Cash, 1/31/2022	1/31/2017	$15,000,000	14,898,535	15,096,000	8.3%
Ohio Medical, LLC (h)	Healthcare Services	Common Stock	1/15/2016	5,000	500,000	208,250	0.1%
Ohio Medical, LLC	Healthcare Services	Senior Subordinated Note 12.00% Cash, 7/15/2021	1/15/2016	$7,300,000	7,263,114	6,735,710	3.8%
Roscoe Medical, Inc. (h)	Healthcare Services	Common Stock	3/26/2014	5,081	508,077	-	0.0%
Roscoe Medical, Inc. (k)	Healthcare Services	Second Lien Term Loan 11.25% Cash, 3/28/2021	3/26/2014	$4,200,000	4,189,094	2,499,000	1.4%
		Total Healthcare Services			58,559,643	57,341,550	31.7%
Sub Total Non-control/Non-affiliate investments					307,136,188	306,511,427	169.5%

Saratoga Investment Corp.

Consolidated Schedule of Investments

February 28, 2019

Company	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets
Affiliate investments - 6.4% (b)
GreyHeller LLC (f)	Business Services	First Lien Term Loan (3M USD LIBOR+11.00%), 13.62% Cash, 11/16/2021	11/17/2016	$7,000,000	6,956,976	7,140,000	4.0%
GreyHeller LLC (f), (h)	Business Services	Series A Preferred Units	11/17/2016	850,000	850,000	1,496,169	0.8%
		Total Business Services			7,806,976	8,636,169	4.8%
Elyria Foundry Company, L.L.C. (f), (h)	Metals	Common Stock	7/30/2010	60,000	9,685,028	1,804,200	1.0%
Elyria Foundry Company, L.L.C. (d), (f)	Metals	Second Lien Term Loan 15.00% PIK, 8/10/2022	7/30/2010	$1,022,712	1,022,712	1,022,712	0.6%
		Total Metals			10,707,740	2,826,912	1.6%
Sub Total Affiliate investments					18,514,716	11,463,081	6.4%

Control investments - 46.5% (b)
Easy Ice, LLC (g)	Business Services	Preferred Equity 10.00% PIK	2/3/2017	5,080,000	9,683,612	13,357,444	7.4%
Easy Ice, LLC (d), (g)	Business Services	Second Lien Term Loan 7.03% Cash/5.97% PIK, 2/28/2023	3/29/2013	$21,184,063	21,126,021	21,268,799	11.8%
Easy Ice Masters, LLC (d), (g)	Business Services	Second Lien Term Loan 7.03% Cash/5.97% PIK, 2/28/2023	10/31/2018	$3,804,244	3,768,025	3,819,461	2.1%
Netreo Holdings, LLC (g)	Business Services	First Lien Term Loan (3M USD LIBOR +6.25%), 9.00% Cash/2.00% PIK, 7/3/2023	7/3/2018	$5,067,057	5,021,133	5,092,899	2.8%
Netreo Holdings, LLC (g), (h)	Business Services	Common Stock Class A Unit	7/3/2018	3,150,000	3,150,000	5,179,101	2.9%
		Total Business Services			42,748,791	48,717,704	27.0%
Saratoga Investment Corp. CLO 2013-1, Ltd. (a), (e), (g)	Structured Finance Securities	Other/Structured Finance Securities 16.67%, 1/20/2030	1/22/2008	$69,500,000	23,516,398	25,393,508	14.0%
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F-R-2 Note (a), (g)	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+8.75%), 11.37%, 1/20/2030	12/14/2018	$2,500,000	2,500,000	2,483,500	1.4%
Saratoga Investment Corp. CLO 2013-1, Ltd. Class G-R-2 Note (a), (g)	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+10.00%), 12.62%, 1/20/2030	12/14/2018	$7,500,000	7,500,000	7,450,500	4.1%
		Total Structured Finance Securities			33,516,398	35,327,508	19.5%
Sub Total Control investments					76,265,189	84,045,212	46.5%
TOTAL INVESTMENTS - 222.4% (b)					$401,916,093	$402,019,720	222.4%

	Number of Shares	Cost	Fair Value	% of Net Assets
Cash and cash equivalents and cash and cash equivalents, reserve accounts - 34.3% (b)
U.S. Bank Money Market (l)	62,094,394	$62,094,394	$62,094,394	34.3%
Total cash and cash equivalents and cash and cash equivalents, reserve accounts	62,094,394	$62,094,394	$62,094,394	34.3%

(a)	Represents a non-qualifying investment as defined under Section 55(a) of the Investment Company Act of 1940, as amended. As of February 28, 2019, non-qualifying assets represent 16.5% of the Company's portfolio at fair value. As a BDC, the Company can only invest 30% of its portfolio in non-qualifying assets.
(b)	Percentages are based on net assets of $180,875,187 as of February 28, 2019.
(c)	Because there is no readily available market value for these investments, the fair values of these investments were determined using significant unobservable inputs and approved in good faith by our board of directors. These investments have been included as Level 3 in the Fair Value Hierarchy.
(d)	These securities are either fully or partially pledged as collateral under a senior secured revolving credit facility.
(e)	This investment does not have a stated interest rate that is payable thereon. As a result, the 16.67% interest rate in the table above represents the effective interest rate currently earned on the investment cost and is based on the current cash interest and other income generated by the investment.

(f)	As defined in the Investment Company Act, this portfolio company is an Affiliate as we own between 5.0% and 25.0% of the voting securities. Transactions during the year ended February 28, 2019 in which the issuer was an Affiliate are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation (Depreciation)
GreyHeller LLC	$-	$-	$963,289	$-	$-	$776,012
Elyria Foundry Company, L.L.C.	-	-	150,284	-	-	(1,629,600)
Total	$-	$-	$1,113,573	$-	$-	$(853,588)

(g)	As defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities. Transactions during the year ended February 28, 2019 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation (Depreciation)
Easy Ice, LLC	$1,684,448	$-	$3,424,369	$-	$-	$1,720,004
Easy Ice Masters, LLC	3,629,682	-	161,468	-	-	51,436
Netreo Holdings, LLC	8,100,000	-	374,843	-	-	2,100,867
Saratoga Investment Corp. CLO 2013-1, Ltd.	14,268,609	(48,083)	2,922,372	2,355,412	-	(701,722)
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F Note	-	(4,500,000)	412,069	-	-	900
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F-R-2 Notes	2,500,000	-	61,761	-	-	(16,500)
Saratoga Investment Corp. CLO 2013-1, Ltd. Class G-R-2 Notes	7,500,000	-	205,333	-	-	(49,500)
Saratoga Investment Corp. CLO 2013-1 Warehouse, Ltd.	20,000,000	(20,000,000)	511,731	-	-	-
Total	$57,682,739	$(24,548,083)	$8,073,946	$2,355,412	$-	$3,105,485

(h)	Non-income producing at February 28, 2019.
(i)	Includes securities issued by an affiliate of the Company.
(j)	All or a portion of this investment has an unfunded commitment as of February 28, 2019.
(k)	As of February 28, 2019, the investment was on non-accrual status. The fair value of these investments was approximately $5.7 million, which represented 1.4% of the Company's portfolio.
(l)	Included within cash and cash equivalents and cash and cash equivalents, reserve accounts in the Company's consolidated statements of assets and liabilities as of February 28, 2019.

LIBOR - London Interbank Offered Rate

1M USD LIBOR - The 1 month USD LIBOR rate as of February 28, 2019 was 2.49%.

3M USD LIBOR - The 3 month USD LIBOR rate as of February 28, 2019 was 2.62%.

PIK - Payment-in-Kind

Supplemental Information Regarding Adjusted Net Investment Income, Adjusted Net Investment Income Yield and Adjusted Net Investment Income per share

On a supplemental basis, we provide information relating to adjusted net investment income, adjusted net investment income yield, and adjusted net investment income per share, which are non-GAAP measures. These measures are provided in addition to, but not as a substitute for, net investment income, net investment income yield, and net investment income per share. Adjusted net investment income represents net investment income excluding any capital gains incentive fee expense or reversal attributable to unrealized gains. The management agreement with Saratoga Investment’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to cumulative realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized losses for such year. In addition, we accrue, but do not pay, a capital gains incentive fee in connection with any unrealized capital appreciation, as appropriate. As such, we believe that adjusted net investment income, adjusted net investment income yield, and adjusted net income per share is a useful indicator of operations exclusive of any capital gains incentive fee expense or reversal attributable to unrealized gains. In addition, for fiscal 2017, adjusted net investment income also excludes the loss on extinguishment of Saratoga Investment’s 2020 Notes, and the interest expense related to the 2020 Notes during the call notice period while the 2023 Notes were already issued and outstanding. Both these expenses are directly attributable to the issuance of the 2023 Notes and the subsequent repayment of the 2020 Notes, and are deemed to be non-recurring in nature and not representative of the operations of Saratoga Investment. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. The following table provides a reconciliation of net investment income to adjusted net investment income, net investment income yield to adjusted net investment income yield, and net investment income per share to adjusted net investment income per share for the years and quarters ended February 28, 2019 and February 28, 2018, and the year ended February 28, 2017.

	For the years ended February 28
	2019	2018	2017

Net Investment Income	$18,302,209	$12,731,658	$9,660,810
Changes in accrued capital gains incentive fee expense/ reversal	251,090	919,806	133,937
Loss on extinguishment of debt	-	-	1,454,595
Interest on 2020 notes during call period(3)	-	-	268,895
Adjusted net investment income	18,553,299	13,651,464	11,518,237

Net investment income yield	10.5%	9.5%	7.6%
Changes in accrued capital gains incentive fee expense/ reversal	0.1%	0.7%	0.1%
Loss on extinguishment of debt	-	-	1.2%
Interest on 2020 notes during call period(3)	-	-	0.2%
Adjusted net investment income yield (1)	10.6%	10.2%	9.1%

Net investment income per share	$2.60	$2.11	$1.68
Changes in accrued capital gains incentive fee expense/ reversal	0.03	0.16	0.03
Loss on extinguishment of debt	-	-	0.25
Interest on 2020 notes during call period(3)	-	-	0.05
Adjusted net investment income per share (2)	$2.63	$2.27	$2.01

(1)	Adjusted net investment income is calculated as adjusted net investment income divided by average net asset value.
(2)	Adjusted net investment income per share is calculated as adjusted net investment income divided by weighted average common shares outstanding.
(3)	Interest on 2020 notes during call period is presented net of the incentive fee accrual

	For the quarters ended February 28
	2019	2018

Net Investment Income	$4,091,392	$3,320,647
Changes in accrued capital gains incentive fee expense/ reversal	851,151	450,502
Loss on extinguishment of debt	-	-
Interest on 2020 notes during call period(3)	-	-
Adjusted net investment income	4,942,543	3,771,149

Net investment income yield	9.2%	9.4%
Changes in accrued capital gains incentive fee expense/ reversal	2.0%	1.3%
Loss on extinguishment of debt	-	-
Interest on 2020 notes during call period(3)	-	-
Adjusted net investment income yield (1)	11.2%	10.7%

Net investment income per share	$0.54	$0.53
Changes in accrued capital gains incentive fee expense/ reversal	0.12	0.07
Loss on extinguishment of debt	-	-
Interest on 2020 notes during call period(3)	-	-
Adjusted net investment income per share (2)	$0.66	$0.60

(1)	Adjusted net investment income is calculated as adjusted net investment income divided by average net asset value.
(2)	Adjusted net investment income per share is calculated as adjusted net investment income divided by weighted average common shares outstanding.
(3)	Interest on 2020 notes during call period is presented net of the incentive fee accrual